Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Common Shares of

SunLink Health Systems, Inc.

for an Aggregate Purchase Price of Not More Than $4,500,000

Pursuant to the Offer to Purchase dated January 10, 2017, as may be supplemented or amended from time to time

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK

CITY TIME, ON FEBRUARY 8, 2017, UNLESS THE OFFER IS EXTENDED OR

TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:

•	you cannot comply with the procedure for book-entry transfer by the Expiration Time; or

•	your other required documents cannot be delivered to the Depositary by the Expiration Time,

in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase (as defined below).

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”) by regular mail or overnight courier prior to the Expiration Time (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase dated January 10, 2017 (as may be supplemented or amended from time to time, the “Offer to Purchase”).

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by first class, registered or certified mail:	If delivering by hand or courier (until 5:00 P.M. New York City Time on February 8, 2017):

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For this notice to be validly delivered, it must be received by the Depositary at the address listed above before the Expiration Time. Delivery of this notice to an address other than as set forth above will not constitute a valid delivery. Deliveries to SunLink Health Systems, Inc. or D.F. King & Co., Inc., the information agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to SunLink Health Systems, Inc., an Ohio corporation (the “Company”), the number of the undersigned’s shares of common stock of the Company, no par value per share (the “Shares”), at the price indicated below, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the offer to purchase, dated January 10, 2017 (as may be supplemented or amended from time to time, the “Offer to Purchase”), receipt of which hereby is acknowledged, and in the Letter of Transmittal (as each may be supplemented or amended from time to time, collectively, the “Offer”), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

SUNLINK HEALTH SYSTEMS, INC.

SIGNATURE PAGES TO LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

IMPORTANT: If the number of Shares tendered exceeds the number of Shares you own, there is no valid tender of Shares.

IMPORTANT: Only whole numbers of Shares may be tendered. Any fractional Shares will be disregarded and only Shares rounded down to the nearest whole Share will be accepted for tender.

Number of Shares Tendered (See Instruction 6 to the Letter of Transmittal)

The undersigned hereby tenders the number(s) of the Shares at the applicable price indicated below.

Note: You may tender all or a portion of your Shares by specifying your Shares that you wish to tender.

	Price at Which Shares are Tendered: $1.50 per Share Check here to tender ALL shares ☐ Check here to tender less than ALL Shares and write number of Shares tendered on line to the right ☐	Number of Whole Shares Tendered ALL (cannot exceed the total number of Shares you own)

Odd Lots (See Instruction 10 to the Letter of Transmittal)

Note:        To be completed ONLY If Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

☐    Check box if the undersigned:

>        is the beneficial and record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it Is the record holder, and (b) believes, based upon representations made to It by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all Shares beneficially owned by each such person.

IMPORTANT: This section is to be completed only if you are tendering Shares through DTC ATO’s procedures.

Additional Information Regarding Tendered Shares (See Instruction 2 to the Letter of Transmittal)

☐    Check here if tendered Shares are being delivered by book-entry transfer and complete the following:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

IMPORTANT: Must be signed by registered holder(s) exactly as name(s) appear(s) on the stock ledger maintained by the Company’s transfer agent

Sign Here to Tender Your Shares (See Instruction 7 to the Letter of Transmittal)

The undersigned shareholder (or authorized person signing or behalf of the registered shareholder), hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information, representations and warranties contained in the Instruction Form of which these signature pages are a part and any other forms related to the Offer, which have been duly completed by the undersigned, are true and correct as of the date hereof.

Signature:                                                 Data (mm/dd/yyyy):

Name (Please print):

Capacity (full title):

Mailing Address:

City, State, Zip:

Daytime Phone # (        ):

Social Security Number or Taxpayer Identification Number:

Signature (if applicable):

Date (mm/dd/yyyy)

Name (Please print):

Capacity (full title):

Mailing Address:

City, State, Zip:

Daytime Phone # (        ):

Social Security Number or Taxpayer Identification Number:

IF YOUR TENDERED SHARES ARE ACCEPTED AND YOU ARE A UNITED STATES HOLDER (AS DEFINED IN SECTION 13 OF THE OFFER TO PURCHASE), THE RECEIPT OF CASH FOR YOUR TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR US. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS (A) A SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR (B) A DISTRIBUTION TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF THE COMPANY’S CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT DESIGNATED BY THE COMPANY AS A CAPITAL GAIN DIVIDEND

OR QUALIFIED DIVIDEND INCOME), IF YOU ARE A NON-UNITED STATES HOLDER (AS DEFINED IN SECTION 13 OF THE OFFER TO PURCHASE), THE PAYMENT OF CASH FOR YOUR TENDERED SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHHOLDING. SEE SECTION 14 OF THE OFFER TO PURCHASE. THE COMPANY URGES YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER.

Guarantee (Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) that such tender of Shares complies with Rule 14e-4, (c) to deliver to the Depositary, within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal and any other required documents, and (d) if required, to deliver to the Paying Agent, within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a confirmation of the book-entry transfer of the Shares into the Paying Agent’s account at the Depositary Trust Company.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Name of Eligible Institution:

Guaranteeing Delivery:

Authorized Signature:

Date (mm/dd/yyyy):

Name (Please print):

Title:

Mailing Address:

City, State, Zip:

Daytime Phone: # (        )

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